UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2007

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2007, the Company and its subsidiary, the Tube Music Network Inc. (“Network” and together with the Company, the “Borrowers”) obtained up to a maximum of $400,000 in bridge financing from GT Network, LLC, a Florida limited liability company (“GT”) to be advanced pursuant to the terms of the senior secured note, dated as of February 15, 2007 between the Company, Network and GT (the “Note”). The Note bears interest at a rate of 8%, compounded monthly, and is payable on the earliest of: (i) April 16, 2007, (ii) the occurrence of an event of default, or (iii) the termination of the exclusivity period which terminates on April 16, 2007 (the “Payment Date”). Pursuant to the terms of the Note, GT agreed to advance $125,000 upon execution and delivery of the Note, of which $70,000 was advanced prior to the execution of the Note. The remaining $275,000 of the $400,000 is to be advanced upon the Borrowers’ request and must be used exclusively for working capital purposes. In the event payment is not received within 3 days of the Payment Date, GT shall be entitled to a late change of 3% of the over-due payment.

If the Borrowers default in the performance of the terms of the Note, the outstanding principal amount, including all unpaid interest thereon, shall become immediately due and payable, at the option of GT and interest on the principal amount shall thereafter be computed at a rate of 18% per year. The Borrowers also agreed to pay reasonable expenses of GT in the enforcing its interests, rights and remedies created by the Note.

The Borrowers made representations and warranties customary for an agreement of this type, and include, among other things, a limitation on additional indebtedness in excess of $50,000, a limitation on entering into material agreements in excess of $200,000 and a prohibition of the sale of assets of the Borrowers.

In connection with entering into the Note and Security Agreement, the parties also entered into an exclusivity agreement. The agreement related to a due diligence period to expire on April 16, 2007 during which period GT will commence due diligence related to a proposed acquisition transaction with the Borrowers. If the Company breaches the exclusivity agreement, GT will be entitled to a payment of $200,000.

The foregoing description of the Note is qualified in its entirety by reference to the Note, attached as Exhibit 10.1.

The bridge financing is secured by substantially all of the assets of Network, as described in the Security Agreement, dated February 15, 2007, between Network and GT, attached hereto as Exhibit 10.2 (the “Security Agreement”).

There was no pre-existing relationship between the Company and Network, on the one hand, and GT on the other hand, prior to entering into the above-referenced agreements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 2, 2007 John W. Poling resigned as Executive Vice President and Assistant Secretary of the Company.

Effective March 31, 2007 D. Patrick LaPlatney will resign as Chief Executive Officer and President of the Company. The Company will commence a search for a successor to Mr. LaPlatney.

Both Mr. Poling and LaPlatney will remain as Directors of the Company

Item 9.01 Financial Statements and Exhibits

A.	Financial Statements - NONE

B.	Exhibits

10.1	Senior Secured Term Note, dated as of February 15, 2007, by and among The Tube Music Network, Inc., The Tube Media Corp. and GT Network, LLC. (TO BE FILED SUPPLEMENTALLY)

10.2	Security Agreement dated as of February 15, 2007, between The Tube Music Network, Inc. and GT Network, LLC. (TO BE FILED SUPPLEMENTALLY)

10.3	Exclusivity Agreement, dated as of February 26, 2007, by and among The Tube Music Network Inc., The Tube Media Corp. and GT Network, LLC. (TO BE FILED SUPPLEMENTALLY)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2007	THE TUBE MEDIA CORP.

	By:	/s/ D. Patrick LaPlatney
Name D. Patrick LaPlatney
Title Chief Executive Officer

Exhibit Index

10.1	Senior Secured Term Note, dated as of February 15, 2007, by and among The Tube Music Network, Inc., The Tube Media Corp. and GT Network, LLC. (TO BE FILED SUPPLEMENTALLY)

10.2	Security Agreement dated as of February 15, 2007, between The Tube Music Network, Inc. and GT Network, LLC. (TO BE FILED SUPPLEMENTALLY)

10.3	Exclusivity Agreement, dated as of February 26, 2007, by and among The Tube Music Network Inc., The Tube Media Corp. and GT Network, LLC. (TO BE FILED SUPPLEMENTALLY)